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                                                                     EXHIBIT 1.1

                             SALES AGENCY AGREEMENT





J.C. Bradford & Co.                                    September _______ , 1999
400 Second Avenue NW
First Lawyers Building, 2nd Floor
Hickory, North Carolina  28601

Ladies and Gentlemen:

         This letter sets forth and confirms the terms and conditions of the engagement (the "Agreement") of J.C. Bradford & Co. ("Bradford") by First National Bancshares, Inc. (the "Company") as exclusive selling agent of the Company with respect to the Company's proposed public offering (the "Offering") of its common stock (the "Common Stock"). The Offering will be made by means of a prospectus (the "Prospectus"), which will be provided to Bradford.

         1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to, and agrees with Bradford as follows:

         (a) The Global Prospectus does not and will not contain any untrue statements of material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The Company is a corporation validly existing and in good standing under the laws of the state of its incorporation; has full corporate and other power and authority under such laws to own its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation in each other jurisdiction in which it owns or leases properties or conducts it business so as to require qualification and is in good standing in each such jurisdiction, except where failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

         (c) The shares of common stock to be issued and sold by the Company hereunder (the "Shares"), when issued and delivered against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and will conform to the description thereof contained in the Prospectus.


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         (d)      Except as disclosed in the Prospectus or information
                  incorporated therein by reference, there are no (i) outstanding securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations (iii) obligations of the Company to issue any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

         (e) The Company has the full legal right, power and authority to enter into and perform this Agreement and sell and deliver the Shares as provided herein, and this Agreement has been duly authorized by its Board of Directors and duly executed and delivered on behalf of the Company.

         (f) Other than filings with, and any necessary registrations, qualifications or exemptions from the Securities and Exchange Commission and applicable state securities and "blue sky" authorities, no consent, approval, authorization or order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or for the consummation of the other transactions contemplated by this Agreement.

         (g) Except as provided in section 2(a), there are no contracts, agreements or understanding between the Company and any person which would give rise to a valid claim against the Company for a brokerage commission, finder's fee or other like payment in connection with the offering of the Shares, other than compensation due and payable to Bradford.

         (h) No action, suit or proceeding at law or in equity is pending or, to the Company's knowledge, threatened to which the Company is a party, and no proceedings are pending or, to the Company's knowledge, threatened against or affecting the Company before or by any governmental official, commission, board or other administrative agency, (other than in connection with required regulatory approvals) wherein an unfavorable decision, ruling or finding could have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

         (i) The Company has such permits, licenses, franchises and governmental and regulatory authorizations ("permits") as are necessary to own its properties and conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except where the failure to have such permits would not have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs, or business prospects of the Company.


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         (j)      The Company is not an "investment company" or a company
                  "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         (k)      The Company agrees as follows:

                  (i) The Company will notify Bradford immediately, and confirm such notice in writing, of the receipt of any comments from any state securities commission or regulatory authority that relate to the Prospectus or any amendment thereto or requests by any state securities commission or regulatory authority for amendments to the Prospectus or amendments or supplements to the Prospectus or for additional information;

                  (ii) The Company will use the net proceeds from the sale of the Shares received by it in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (iii) The Company will supply Bradford with such number of Prospectuses as Bradford shall reasonably request.

                  (iv) For three years from the date of this Agreement, the Company will furnish to Bradford copies of all reports and communications (financial or otherwise) furnished by the Company to its stockholders, copies of all reports or financial statements filed with the regulatory agencies as soon as such are available, and such other publicly available documents, reports and information concerning the business and financial condition of the Company as Bradford may reasonably request.

         2.       SERVICES TO BE PROVIDED BY BRADFORD.

         In connection with this Agreement, the scope of Bradford's services shall include, but not be limited to, the following:

         (a) Pursuant to this Agreement, Bradford will serve as the exclusive selling agent for the Company and will offer at least 150,000 Shares and no more than 240,000 Shares for sale, on a "Best Efforts" basis.

         (b) Bradford will perform its duties pursuant to this Agreement in compliance with all applicable federal and state securities laws, and will offer and sell the Shares only by means of the Prospectus and only in such Jurisdictions specified by the Company and in which such offers and sales may be made lawfully.

                  In exchange for the services of Bradford pursuant to this Agreement, the Company agrees to pay Bradford a selling commission of $ .57 for each Share sold by Bradford as selling agent. The selling commission shall be payable at


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                  such time as the subscription Shares sold by Bradford as
                  selling agent are accepted by and payment in full is received therefor by the Company and the funds are released from escrow. The Company shall make and pay all NASD and SEC and blue sky filings and fees.

         3. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless Bradford and each person, if any, who controls Bradford within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), against any and all losses, claims, damages, liabilities and expenses (including reasonable cost of investigation and counsel's fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any breach of this Agreement except insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made by any means by Bradford or its agents, directors or employees in connection with the offer and sale of the Common Stock. The foregoing indemnity shall not, with respect to untrue statements or omissions in the Prospectus inure to the benefit of Bradford or any affiliate or person who controls Bradford, from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Shares that are the subject hereof, if such person was not sent or given a copy of the Prospectus (as amended or supplemented).

         (b) If any action or claim shall be brought or asserted against Bradford or any person controlling Bradford in respect of which indemnity may be sought from the Company, Bradford or such controlling person shall promptly notify the Company in writing, enclosing copies of all papers served on or delivered to such party, and the Company shall assume the defense thereof, including the employment of one counsel for all of Bradford and the payment of all expenses. The failure to notify an indemnifying party shall not relieve the indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result of such failure. Bradford or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of Bradford or such controlling person unless (i) the employment thereof has been specifically authorized in advance by the Company in writing, (ii) the Company failed to assume the defense and employ counsel as described above or (iii) the named parties to any such action (including any impleaded parties) include both Bradford or such controlling person and the Company, and Bradford or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different


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                  from or in addition to those available to the Company (in
                  which case, if Bradford or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of Bradford or such controlling person). No indemnified party shall settle, compromise or consent to the entry of any judgment with respect to any litigation, any investigation or proceeding by any governmental agency or body, commenced or threatened, or claim whatsoever in respect of which indemnification or contribution can be sought under this
                  Section 3 (whether or not the indemnified parties are actual or potential parties), unless the indemnified party gives prior written notification to the indemnifying party and such settlement, compromise or consent does not include any statement or admission of fault, culpability or failure to act on behalf of, or with respect to, any indemnified party.

         (c) Bradford agrees individually, and not jointly with any other selling agent for the Shares, to indemnify and hold harmless the Company and its respective directors and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 against, any and all loss, liability, claim, damage and expenses described in the indemnity contained in subsection (a) of this Section 3 but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Prospectus (as amended or supplemental) based upon information furnished to the Company by Bradford.

         (d) If the indemnification provided for in this Section 3 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Bradford on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Bradford on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Bradford on the other shall be deemed to be in the same proportion as the total net proceeds received by the Company from the Shares sold by Bradford in the Offering (before deducting expenses), and the total selling commission received by Bradford. The relative fault of the Company on the one hand and of Bradford on the other shall be determined by references to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to


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                  information supplied by the Company, or by Bradford and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company on the one hand and Bradford on the other agree that it would not be just and equitable if contribution be made pursuant to this Section 3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by, an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 3, Bradford shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it exceeds the amount of any damages that Bradford has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1993 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         4. REPRESENTATION, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

                  The representations, warranties, indemnities, agreements and other statements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Bradford or the Company or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         5. GOVERNING LAW; ASSIGNMENTS.

                  This Agreement shall be governed by the laws of the State of South Carolina. Neither party may assign this Agreement without the prior written consent of the other party.

         6. COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement. Signatures sent by facsimile shall have the same effect as if manually signed copies had been delivered, and shall be binding upon the parties.


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         7. NO PERSONAL LIABILITY.

                  In no event shall any officer or director of the Company have any personal liability to Bradford or to any other person under this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement between the Company and Bradford.

                                        Very truly yours,

                                        First National Bancshares, Inc.


                                        By:
                                            ---------------------------

CONFIRMED AND ACCEPTED,

J.C. Bradford & Co.


By:
   ---------------------
Name:
      ------------------
Title:
       -----------------


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                                  COMPENSATION


(a) Pursuant to this Agreement, Bradford will serve as the exclusive selling agent for the Company and will offer as many shares as the Company may allot, but in no case less than 150,000 shares and more than 240,000 shares for sale on a "best efforts" basis.

(b) Bradford may associate with other dealers as the need arises at its discretion.

(c) The Company agrees to pay Bradford a general selling commission of $.50 per share for each share sold by Bradford at the public offering price of $10.00.

(d) The Company agrees to pay Bradford a general and administrative fee of $.07 per share sold by or through Bradford at the public offering price of $10.00.

(e) No selling commission will be payable on shares sold to the Company's employees, officers, directors and immediate families of the employees, officers and directors.